   As filed with the Securities and Exchange Commission on December 18, 1997

                                                           Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                               -----------------

                         THE STANDARD PRODUCTS COMPANY
             (Exact Name of Registrant as Specified in Its Charter)

                     Ohio                                                                 33-0549970
(State or Other Jurisdiction of Incorporation or Organization)            (I.R.S. Employer Identification No.)

               2401 South Gulley Road, Dearborn, Michigan, 48124
               (Address of Principal Executive Offices)(Zip Code)

                               -----------------

           THE STANDARD PRODUCTS COMPANY SALARY & BONUS DEFERRAL PLAN
                                      and
             THE STANDARD PRODUCTS COMPANY 401(k) SUPPLEMENTAL PLAN
                           (Full Title of the Plans)

                               -----------------

                              RICHARD N. JACOBSON
                                   Secretary
                         The Standard Products Company
                             2401 South Gulley Road
                            Dearborn, Michigan 48124
                    (Name and Address of Agent for Service)

                                 (313) 561-1100
         (Telephone Number, Including Area Code, of Agent for Service)

                               -----------------

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================
Title of             Amount               Proposed                       Proposed               Amount of
Securities To        To Be                Maximum Offering               Maximum Aggregate      registration
Be Registered        Registered(1)        Price Per Plan Interest(1)     Offering Price(1)      fee
------------------------------------------------------------------------------------------------------------------------------------
Plan Interests(2)    $1,000,000.00        100%                           $1,000,000.00          $295
====================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).
(2) The Plan Interests being registered are unsecured obligations of The Standard Products Company to pay deferred compensation in the future in accordance with the terms of The Standard Products Company Salary & Bonus Deferral Plan and The Standard Products Company 401(k) Supplemental Plan (the "Plans"). Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration
         Statement covers an indeterminate amount of Plan Interests to be offered or sold pursuant to the employee benefit plans described herein.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         The Plan Interests registered by The Standard Products Company (the "Registrant") pursuant to this Registration Statement will be issued under The Standard Products Company Salary & Bonus Deferral Plan and The Standard Products Company 401(k) Supplemental Plan.


Item 3.  Incorporation of Documents by Reference.

         The documents listed in (a) through (c) below are incorporated by reference in the Registration Statement. All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") subsequent to the date of the filing of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities registered hereunder have been sold, or that de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of the filing of such documents.

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1997 (the "1997 Form 10-K");

         (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since June 30, 1997, including the Form 10-Q for the quarter ended September 30, 1997; and

         (c) The information contained in the Registrant's Proxy Statement dated September 16, 1997 for its Annual Meeting of Shareholders held on October 21, 1997 that has been incorporated by reference in the 1997 Form 10-K and was filed with the Commission on Schedule 14A on September 16, 1997.


Item 4.  Description of Securities.

         The securities being registered are interests in the Registrant's Salary & Bonus Deferral Plan and 401(k) Supplemental Plan.


Item 5.  Interests of Named Experts and Counsel.

         The legality of the Plan Interests registered hereby has been passed upon for the Registrant by Baker & Hostetler LLP, Cleveland, Ohio. John D. Drinko, a director of the Registrant, is a partner of Baker & Hostetler LLP .


Item 6.  Indemnification of Directors and Officers.

         Section 1701.13(E) of the Ohio Revised Code sets forth conditions and limitations governing the indemnification of officers, directors, and other persons.

         Article VI, Section 1 of the Amended Code of Regulations, as amended, of the Registrant contains certain indemnification provisions adopted pursuant to authority contained in Section 1701.13(E) of the Ohio Revised Code. The Registrant's Amended Code of Regulations, as amended, provides for the indemnification of its officers, directors and employees, and officers, directors and employees of other corporations, partnerships, joint ventures, trusts or other enterprises serving at the request of the Registrant, against expenses (including attorneys' fees), judgments, decrees, fines, penalties and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending, or completed action, suit, or proceeding whether civil, criminal, administrative or investigative, including all appeals, to which they were or are parties or are threatened to be made parties by reason of acting in such capacities, provided that it is determined, either (1) by a majority vote of a quorum of disinterested directors of the Registrant, (2) by a majority vote of the shareholders of the Registrant, or (3) otherwise as provided in Section 1701.13(E) of the Ohio Revised Code, that (a) they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the Registrant; (b) in any action, suit, or proceeding by or in the right of the Registrant, they were not, and have not been adjudicated to have been, negligent or guilty of misconduct in the performance of their duties to the Registrant; and (c) with respect to any criminal action or proceeding, that they had no reasonable cause to believe that their conduct was unlawful. Section 1701.13(E) provides that to the extent a director, officer, employee, or other person has been successful on the merits or otherwise in defense of any such action, suit or proceeding, he shall be indemnified against expenses reasonably incurred in connection therewith. At present there are no claims, actions, suits or proceedings pending where indemnification would be required under these provisions, and the Registrant does not know of any threatened claims, actions, suits or proceedings which may result in a request for such indemnification.

         The Registrant is permitted by its Code of Regulations to maintain insurance on behalf of its directors and officers against any loss arising from any claim asserted against them in such capacities, subject to certain exclusions.

Item 8.  Exhibits.

Exhibit Number                    Description of Exhibit

4(a) The Standard Products Company Salary & Bonus Deferral Plan and The Standard Products Company 401(k) Supplemental Plan.


4(b) Amended and Restated Articles of Incorporation of The Standard Products Company(1)

4(c)                      Amended Code of Regulations of The Standard Products
                          Company(2)

5 Opinion of Baker & Hostetler LLP as to legality of the Plan Interests being registered

23(a)                     Consent of Arthur Andersen LLP

23(b) Consent of Baker & Hostetler LLP (included in Opinion filed as Exhibit 5 hereto)

24                        Powers of Attorney


_______________________________

(1) Incorporated by reference from the Quarterly Report on Form 10-Q filed on November 1, 1993, Exhibit 3a therein.

(2) Incorporated by reference from Form S-3 Registration Statement No. 33-62054 filed on May 3, 1993, Exhibit 3.2 therein.


Item 9.  Undertakings.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 6 above or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy, as expressed in the Securities Act, and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy, as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dearborn and the State of Michigan on this 18th day of December, 1997.

                         THE STANDARD PRODUCTS COMPANY


                         By /s/ Ronald L. Roudebush
                            -----------------------
                            Ronald L. Roudebush, Vice Chairman
                            and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on December 18, 1997 by the following persons in the capacities indicated below.

       Signature                                       Title
       ---------                                       -----
   /s/ Ronald L. Roudebush                         Director; Vice Chairman and Chief
-----------------------------                      Executive Officer
   Ronald L. Roudebush                             (Principal Executive Officer)



   /s/ James S. Reid, Jr.*                         Director and Chairman
-----------------------------------
   James S. Reid, Jr.


   /s/ Theodore K. Zampetis                        Director; President and Chief
-----------------------------------                Operating Officer
   Theodore K. Zampetis


   /s/ Donald R. Sheley, Jr.                       Vice President, Finance
-----------------------------------                and Chief Financial Officer
   Donald R. Sheley, Jr.                           (Principal Financial Officer)



   /s/ Bernard J. Theisen                          Corporate Controller
-----------------------------------                (Principal Accounting Officer)
   Bernard J. Theisen

   /s/ James C. Baillie*                           Director
---------------------------------
   James C. Baillie


   /s/ Edward B. Brandon*                          Director
---------------------------------
   Edward B. Brandon


   /s/ John Doddridge*                             Director
---------------------------------
   John Doddridge


   /s/ John D. Drinko*                             Director
---------------------------------
   John D. Drinko


   /s/ Curtis E. Moll*                             Director
---------------------------------
   Curtis E. Moll


   /s/ Malcolm R. Myers*                           Director
---------------------------------
   Malcolm R. Myers


   /s/ Leigh H. Perkins*                           Director
---------------------------------
   Leigh H. Perkins


   /s/ Alfred M. Rankin, Jr.*                      Director
---------------------------------
   Alfred M. Rankin, Jr.


   /s/ Alan E. Riedel*                             Director
---------------------------------
   Alan E. Riedel


   s/ John D. Sigel*                               Director
---------------------------------
   John D. Sigel


   /s/ W. Hayden Thompson*                         Director
--------------------------------
   W. Hayden Thompson


         /s/ Richard N. Jacobson
   * By: ______________________________________
         Richard N. Jacobson, Attorney-in-Fact

         The Plans. Pursuant to the requirements of the Securities Act of 1933, the administrator of The Standard Products Company Salary & Bonus Deferral Plan and The Standard Products Company 401(k) Supplemental Plan has duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto authorized, in the City of Dearborn, the State of Michigan on this 18th day of December 1997.

           THE STANDARD PRODUCTS COMPANY SALARY & BONUS DEFERRAL PLAN
             THE STANDARD PRODUCTS COMPANY 401(K) SUPPLEMENTAL PLAN

                       /s/ John C. Brandmahl
                 By:   --------------------------------
                       John C. Brandmahl
                       Vice President - Human Resources
                       The Standard Products Company

                                EXHIBIT INDEX

EXHIBIT
NUMBER                    EXHIBIT DESCRIPTION

4(a)            The Standard Products Company Salary & Bonus Deferral
                Plan and The Standard Products Company 401(k) Supplemental Plan.

4(b) Amended and Restated Articles of Incorporation of The Standard Products Company(1)

4(c)            Amended Code of Regulations of The Standard Products Company(2)

5 Opinion of Baker & Hostetler LLP as to legality of the Plan Interests being registered

23(a)           Consent of Arthur Andersen LLP

23(b) Consent of Baker & Hostetler LLP (included in Opinion filed as Exhibit 5 hereto)

24              Powers of Attorney

_______________________________

(1) Incorporated by reference from the Quarterly Report on Form 10-Q filed on November 1, 1993, Exhibit 3a therein.

(2) Incorporated by reference from Form S-3 Registration Statement No. 33-62054 filed on May 3, 1993, Exhibit 3.2 therein.